UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 27, 2009

EPICEPT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices)	(Zip Code)

(914) 606-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 27, 2009, the registrant, EpiCept Corporation (the “Company”), issued a press release announcing positive results for its Phase IIb trial of its prescription topical analgesic EpiCept NP-1 Cream in post-herpetic neuralgia (PHN). The trial met its primary endpoints and demonstrated a favorable safety profile compared with gabapentin.

The receipt of statistically significant results for the primary endpoints in the Phase IIb trial of EpiCept NP-1 triggers the Company’s obligation to pay a non-refundable $250,000 fee to its Senior Secured Lender, Hercules Technology Growth Capital, Inc. (“Hercules”), pursuant to the terms of the Second Amendment to Loan and Security Agreement dated as of June 23, 2008, by and among the Company, Maxim Pharmaceuticals Inc. and Hercules.

A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of EpiCept Corporation, dated January 27, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook

Name: Robert W. Cook

Title:   Senior Vice President and Chief Financial Officer

Date: January 30, 2009

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EXHIBIT INDEX

No.	Description

99.1	Press release of EpiCept Corporation, dated January 27, 2009.

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